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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 12, 2007, relating to the combined financial statements of Claims Services Group (entities commonly controlled by Automatic Data Processing, Inc.) appearing in Solera Holdings, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2007.

/s/  DELOITTE & TOUCHE LLP
June 4, 2008

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CONSENT OF INDEPENDENT AUDITORS